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                                                                    EXHIBIT 23.1




                Consent of Independent Certified Public Accountants



American Realty Trust, Inc.
  Dallas, Texas

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 29, 1996, relating to the consolidated financial statements and schedules of American Realty Trust, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1995.

We also consent to the reference to us under the caption "Experts" in the Prospectus.




                                        /s/ BDO SEIDMAN, LLP
                                        BDO Seidman, LLP


Dallas, Texas
October 18, 1996